UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 23, 2013

PETRO RIVER OIL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-49760	86-4900576
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020, Houston, TX 77056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (832) 538-0625

Copy of correspondence to:

Marc J. Ross, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Background

As more fully described below, on April 23, 2013, Petro River Oil Corp. (the “Company”) consummated a number of related transactions through which it acquired control of Petro River Oil, LLC (“Petro”) and Petro’s wholly-owned subsidiary Petro River Operating, LLC. Petro is an emerging oil and gas producer with producing wells in the Southeast Kansas region of the Mississippi Lime.

The Share Exchange Transaction

As more fully described below, on April 23, 2013 (“Closing Date” and the closing of the transaction, the “Closing”), the Company executed and consummated a securities purchase agreement by and among the Company, Petro, the holders (the “Petro Noteholders”) of outstanding secured promissory notes of Petro (the “Notes”), the members (the “Petro Members”) of Petro holding membership interests in Petro (the “Membership Interests”), and Mega Partners 1 LLC (“Mega Partners” and together with the Petro Noteholders and the Petro Members, the “Investors”), the holders of working interests (the “Working Interests” and together with the Notes and the Membership Interests, the “Acquired Securities”) sold by the Company (the “Securities Purchase Agreement” and the transaction, the “Share Exchange”).

In the Share Exchange, the Investors exchanged their Acquired Securities for newly issued shares of common stock of the Company (“Common Stock”). As a result, upon completion of the Share Exchange, Petro became the Company’s wholly-owned subsidiary.

Upon completion of the Share Exchange, the Company issued an aggregate of 606,574,193 shares of Common Stock to the Investors, whereby the Petro Noteholders received an aggregate of 590,993,453 shares of Common Stock in exchange for their Notes, the Petro Members received an aggregate of 27,556 shares of Common Stock in exchange for their Membership Interests and Mega Partners received 15,553,184 shares of Common Stock in exchange for its Working Interests. The 606,574,193 shares issued to the Investors constituted approximately 98% of the Company’s 620,653,142 issued and outstanding shares of Common Stock post-Closing.

Our board of directors, as well as the manager and the Petro Members, each approved the Securities Purchase Agreement and the transactions contemplated thereunder.

As a result of the Share Exchange, we acquired 100% of the capital stock of Petro and consequently, control of the business and operations of Petro. Prior to the Share Exchange, the Company’s principal oil exploration and operations were in Western Missouri. From and after the Closing Date of the Share Exchange, the Company’s primary operations will consist of the business and operations of Petro and the Company will evaluate its plans regarding the Company’s operations in Western Missouri.

Omnibus Waiver and Amendment

On March 8, 2013, we entered into a Second Omnibus Waiver and Modification Agreement (the “Second Waiver Agreement”) with holders of our outstanding series A warrants (“Series A Warrants”), series B preferred stock (“Preferred Stock”), series B warrants (“Series B Warrants”), subordinated secured debentures (“Debentures”), secured promissory notes (“Secured Notes”), series C warrants (“Series C Warrants”), secured promissory notes (“Promissory Notes”) and series D warrants (“Series D Warrants” and collectively with the Series A Warrants, Preferred Stock, Series B Warrants, Debentures, Secured Notes, Series C Warrants and Promissory Notes, the “Convertible Securities”).

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The holders of the Convertible Securities were previously granted certain rights, including a right of first refusal, price adjustment protection, prohibition on dilutive issuances and certain security rights in certain aspects of our assets (the “Protection Rights”). Pursuant to the Second Waiver Agreement, provided that the Share Exchange occurred on or prior to April 15, 2013:

•	The holders of the Convertible Securities waived all Protection Rights and all existing events of default under the Convertible Securities;
•	The exercise price of the Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants (collectively, the “Warrants”) was increased to $1.00 per share, and the expiration date was amended so that the Warrants expire on May 7, 2013, the 10th business day after the Closing Date (the “Final Adjustment Date”);
•	The conversion price of the Preferred Stock, Debentures, Secured Notes and Promissory Notes was temporarily lowered to $0.1288 per share of Common Stock until the Final Adjustment Date, after which time the conversion price of the Preferred Stock, Debentures, Secured Notes and Promissory Notes will increase to $10.00 per share of Common Stock; and
•	Upon a sale of MegaWest Energy Missouri Corp., our wholly-owned subsidiary, or the assets thereof, the holders of the Preferred Stock, Debentures, Secured Notes and Promissory Notes would be entitled to a preferred payment from any such sale in an amount up to $6,000,000, which is due and payable to the extent available from the net proceeds of such sale and we are not liable for the preferred payment in the event that such sale does not occur or does not result in net proceeds sufficient to make the entire preferred payment.

As the Share Exchange did not occur on or prior to April 15, 2013, on April 15, 2013, we entered into a Third Omnibus Waiver and Modification Agreement (the “Third Waiver Agreement”) with holders of the Convertible Securities. The Third Waiver Agreement incorporated all of the terms of the Second Waiver Agreement, except that it allowed for the Share Exchange to be completed no later than April 19, 2013, which date could be extended by Scot Cohen on behalf of the holders of the Convertible Securities to no later than April 26, 2013. In addition, the Third Waiver Agreement imposed a 90 day lock-up period from the Closing Date (the “Initial Lock-Up Period”), during which time the holders cannot sell, transfer or dispose of the Common Stock issuable upon conversion of the Convertible Securities. After the Initial Lock-Up Period, the Third Waiver Agreement imposes a 90 day leak-out period, during which time, the holders of the Convertible Securities cannot sell, transfer of dispose of more than 10% the Common Stock owned by such holder issuable upon conversion of the Convertible Securities, on a cumulative basis, during any 30 day period.

Item 2.01    Completion of Acquisition or Disposition of Assets

As described in detail in Item 1.01 above, on April 23, 2013, we acquired the Membership Interests of Petro pursuant to the Securities Purchase Agreement. As a result of the Share Exchange, the business of Petro be came our principal business. Petro is an emerging oil and gas producer focusing on assets in the Southeast Kansas region of the Mississippi Lime. Petro owns approximately 115,000 gross acres (85,000 net acres) with five producing oil and gas wells, in which Petro owns a 50% working interest and 40% net revenue interest.

Item 3.02    Unregistered Sales of Equity Securities

As described in detail in Item 1.01 above, on April 23, 2013, we issued an aggregate of 606,574,193 shares of Common Stock to the Investors in exchange for the Securities. As of April 24, 2013, we have 620,653,142 shares of Common Stock that are deemed issued and outstanding.

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Item 5.01    Changes in Control of Registrant

Prior to Closing of the Share Exchange, we were authorized to issue 2,250,000,000 shares of Common Stock, of which 14,078,949 shares of Common Stock were issued and outstanding, and 5,000,000 shares of preferred stock, of which 17,599 shares of Series B Convertible Preferred Stock were issued and outstanding.

As more fully described in Items 1.01 and 2.01 above, on April 23, 2013, we consummated the Share Exchange, through which the directors of the Company authorized the issuance of 606,574,193 shares of common stock to the Investors. As consideration for the Acquired Securities, the Investors transferred, among other things, 100% of the Membership Interests of Petro to the Company. The 606,574,193 shares issued by the Company constitute approximately 98% of its issued and outstanding shares post-Closing.

In connection with this change in control, the Company’s sole officer, Jeffrey Freedman, resigned effective immediately, as interim Chief Executive Officer and Chief Financial Officer. In addition, two new directors were appointed at the direction of Petro to the board of directors of the Company.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors, Appointment of Directors

Resignation of Jeffrey Freedman

On April 23, 2013, immediately upon closing of the Share Exchange, Jeffrey Freedman resigned as interim Chief Executive Officer and Chief Financial Officer. In submitting his resignation, Mr. Freedman did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Appointment of Scot Cohen

On April 23, 2013, immediately upon closing of the Share Exchange, Scot Cohen was appointed as Executive Chairman of the Company. Since September 7, 2012, Mr. Cohen has been a director of the Company.

Appointment of John Wallace

On April 23, 2013, immediately upon closing of the Share Exchange, John Wallace was appointed as a director of the Company. Since April 2009, Mr. Wallace has been an alumni relations and fan development representative for the New York Knicks, a professional basketball team aligned with the National Basketball Association. In that capacity, Mr. Wallace works on community public relations and fan development initiatives, along with sponsorship and marketing programs. In January 2013,Mr. Wallace joined Hotaling Insurance Group as an insurance agent. In February 2013, Mr. Wallace became an Executive Board Member of Heavenly Productions Foundation, a not for profit charitable organization dedicated to helping children in need or in distress. Since October 2007, Mr. Wallace has served as Vice President of Winning Because I Tried, a non-profit he co-founded in 2007, and whose focus is on academic success, social interaction, peer pressure awareness, and sound decision making for children ages 8-18. Since 2006, Mr. Wallace has been President and General Manager of Rochester AAU Basketball, a program he founded in March 2006 and which is designed to leverage sports as a means for youth to obtain a college education. From June 1996 through May 2004, Mr. Wallace was a professional basketball player associated with the National Basketball Association. Mr. Wallace graduated from Syracuse University in May 1996 with a Bachelors of Science degree in sociology.

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Appointment of Ryan Estis

On April 23, 2013, immediately upon closing of the Share Exchange, Ryan Estis was appointed as a director of the Company. Ryan Estis served as the Chief Strategy Officer for NAS Recruitment Communications, a portfolio agency of the Interpublic Group of Companies from January 2005 to January 2009. In February of 2009 Ryan started Ryan Estis& Associates, a keynote speaking & training organization based in Minneapolis, Minnesota, where he presently serves as Chief Executive Officer. Ryan is a graduate of Ohio University.

Item 8.01    Other Events

On April 25, 2013, we issued a press release relating to the transactions discussed in Items 1.01, 2.01, 3.02, 5.01 and 5.02 above and to Gnnance that Jeffrey Freedman will remain with the Company in an IR and Operational role. A copy of the press release that discusses these matters is filed as Exhibit 99.01 to, and incorporated by reference in, this report. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01    Financial Statements and Exhibits

(a)    Financial statements of businesses acquired.

The audited financial statements of Petro River Oil, LLC will be filed by amendment.

(b)    Pro forma financial information.

The pro forma financial information concerning the acquisition of the business operations of Petro River Oil, LLC will be filed by amendment.

(d)    Exhibits.

The following exhibits are filed with this report:

10.01	Form of Securities Purchase Agreement, dated as of April 23, 2013 by and among Petro River Oil Corp., Petro River Oil, LLC, the holders of outstanding secured promissory notes of Petro River Oil, LLC, the members of Petro River Oil, LLC and Mega Partners 1 LLC

10.02	Form of Second Omnibus Waiver and Modification Agreement, dated as of March 8, 2013 by and among Petro River Oil Corp. and certain subscribers

10.03	Form of Third Omnibus Waiver and Modification Agreement, dated as of April 15, 2013 by and among Petro River Oil Corp. and certain subscribers

10.04	Form of Scot Cohen employment agreement, dated as of April 23, 2013, by and between Petro River Oil Corp. and Scot Cohen

21.01	List of Subsidiaries

99.01	Press Release, issued by Petro River Oil Corp. on April 29, 2013

99.02	Letter of resignation from Jeffrey Freedman

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETRO RIVER OIL CORP.

Date: April 29, 2013	By:	/s/ SCOT COHEN
Scot Cohen
Executive Chairman

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